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                                                                    Exhibit 1(b)










                          MASTER SMALL CAP VALUE TRUST

                              DECLARATION OF TRUST



                               Dated: May 2, 2000
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                                                           TABLE OF CONTENTS


                                                           Table of Contents
                                                                                                               Page
                                                               ARTICLE I
                                                         NAME AND DEFINITIONS
Section 1.1. Name.................................................................................................1
Section 1.2. Definitions..........................................................................................1
                                                              ARTICLE II
                                                               TRUSTEES
Section 2.1. Number of Trustees and Qualification.................................................................3
Section 2.2. Term and Election....................................................................................4
Section 2.3. Resignation and Removal..............................................................................4
Section 2.4. Vacancies............................................................................................4
Section 2.5. Meetings.............................................................................................5
Section 2.6. Officers; Chairman...................................................................................5
Section 2.7. By-Laws..............................................................................................5

                                                              ARTICLE III
                                                          POWERS OF TRUSTEES
Section 3.1. General..............................................................................................6
Section 3.2. Activities and Investments...........................................................................6
Section 3.3. Legal Title..........................................................................................8
Section 3.4. Sale of Interests; Reclassification..................................................................8
Section 3.5. Borrowing Money; Pledging Trust Assets; Lending Property.............................................8
Section 3.6. Delegation; Committees...............................................................................8
Section 3.7. Collection and Payment...............................................................................8
Section 3.8. Expenses.............................................................................................9
Section 3.9. Common Items.........................................................................................9
Section 3.10. Litigation..........................................................................................9
Section 3.11. Tax Matters.........................................................................................9
Section 3.12. Miscellaneous Powers................................................................................9
Section 3.13. Manner of Acting...................................................................................10

                                                              ARTICLE IV
                            MANAGEMENT, ADMINISTRATIVE SERVICES AND PLACEMENT AGENT ARRANGEMENTS; CUSTODIAN
Section 4.1. Management and Other Arrangements...................................................................10
Section 4.2. Parties to Contract.................................................................................10
Section 4.3. Custodian...........................................................................................11
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                                       ii
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                                                               ARTICLE V
                                                        INTERESTS IN THE TRUST
Section 5.1. Interests...........................................................................................11
Section 5.2. Classes of Interests................................................................................11
Section 5.3. Rights of Holders...................................................................................12
Section 5.4. Purchase of or Increase in Interests................................................................12
Section 5.5. Register of Interests...............................................................................12
Section 5.6. Non-Transferability.................................................................................12
Section 5.7. Notices.............................................................................................12
Section 5.8. Limitation on Number of Holders.....................................................................13
Section 5.9. No Liability of Holders.............................................................................13

                                                              ARTICLE VI
                                                       DECREASES AND WITHDRAWALS
Section 6.1. Decreases and Withdrawals...........................................................................13

                                                              ARTICLE VII
                             DETERMINATION OF BOOK CAPITAL ACCOUNT BALANCES, NET INCOME AND DISTRIBUTIONS

Section 7.1. Book Capital Account Balances.......................................................................13
Section 7.2. Allocations and Distributions to Holders............................................................14
Section 7.3. Power to Modify Foregoing Procedures................................................................14

                                                             ARTICLE VIII
                                                    LIABILITY FOR TRUST OBLIGATIONS
Section 8.1. No Personal Liability of Trustees...................................................................14
Section 8.2. Indemnification.....................................................................................15
Section 8.3. No Protection Against Certain 1940 Act Liabilities..................................................16
Section 8.4. No Bond Required of Trustees........................................................................16
Section 8.5. No Duty of Investigation; Notice in Trust Instruments, etc..........................................16
Section 8.6. Insurance...........................................................................................16
Section 8.7. Reliance on Experts, etc............................................................................16
Section 8.8. Accounting..........................................................................................17

                                                              ARTICLE IX
                                                                HOLDERS
Section 9.1. Meetings of Holders.................................................................................17
Section 9.2. Notice of Meetings..................................................................................17
Section 9.3. Record Date for Meetings............................................................................17
Section 9.4. Proxies, etc........................................................................................17
Section 9.5. Reports.............................................................................................18
Section 9.6. Inspection of Records...............................................................................18
Section 9.7. Holder Action by Written Consent....................................................................18
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                                      iii
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                                                               ARTICLE X
                                       DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS; ETC.
Section 10.1. Duration...........................................................................................18
Section 10.2. Dissolution of Trust...............................................................................18
Section 10.3. Termination of Trust...............................................................................18
Section 10.4. Amendment Procedure................................................................................19
Section 10.5. Merger, Consolidation, Conversion and Sale of Assets...............................................20

                                                              ARTICLE XI
                                                             MISCELLANEOUS
Section 11.1. Certificate of Trust; Registered Agent.............................................................21
Section 11.2. Governing Law......................................................................................21
Section 11.3. Counterparts.......................................................................................21
Section 11.4. Reliance by Third Parties..........................................................................21
Section 11.5. Provisions in Conflict with Law or Regulations.....................................................22
Section 11.6. Trust Only.........................................................................................22

SIGNATURE PAGE...................................................................................................23
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                                       iv

                              DECLARATION OF TRUST

                                       OF

                          MASTER SMALL CAP VALUE TRUST

          DECLARATION OF TRUST of Master Small Cap Value Trust, organized on May 2, 2000, made the 2nd day of May, 2000, by Terry K. Glenn, M. Colyer Crum, Laurie Simon Hodrick, Jack B. Sunderland, Stephen B. Swensrud, J. Thomas Touchton, Fred G. Weiss and Arthur Zeikel, as trustees (such individuals, so long as they continue in office in accordance with the provisions of this Declaration of Trust, and all other Persons who may hereafter be duly elected or appointed, qualified and serving as trustees in accordance with the provisions hereof, being hereinafter called "Trustees").

                              W I T N E S S E T H:

          WHEREAS, the Trustees desire to establish a business trust under the Delaware Business Trust Act (the "Act") for the investment and reinvestment of funds contributed thereto;

          NOW, THEREFORE, the Trustees hereby declare that all money and property hereafter contributed to the Trust shall be held and managed in trust for the benefit of the Holders of beneficial interests issued hereunder from time to time and subject to the provisions hereof, to wit:

                                   ARTICLE I
                             NAME AND DEFINITIONS
                             --------------------

        Section 1.1.   Name.  The name of the trust established hereby (the
                       ----
"Trust") is "Master Small Cap Value Trust," and, insofar as may be practicable, the Trust shall conduct its activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever herein used) shall refer to the Trust as a separate legal entity, and shall not refer to the Trustees, officers, agents, employees or Holders. If the Trustees determine that the Trust's use of such name is not advisable, the Trustees may adopt such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name and the filing of a Certificate of Amendment under the Act. Any such instrument shall have the status of an amendment to this Declaration.

        Section 1.2.   Definitions.  Wherever they are used herein, the
                       -----------
following terms have the respective meanings assigned to them below:

        (a) "Administrator" means any party furnishing services to the Trust pursuant to any administrative services contract described in Section 4.1.

        (b) "Act" means the Delaware Business Trust Act, as the same may be amended from time to time.

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        (c)  "Affiliated Person" has the meaning assigned to it in Section
     2(a)(3) of the 1940 Act.

        (d) "Book Capital Account" means, for any Holder at any time, the Book Capital Account of the Holder at such time with respect to such Holder's interest in the Trust Property, determined in accordance with generally accepted accounting principles and the provisions of the 1940 Act.

        (e) "By-Laws" means the By-Laws referred to in Section 2.7 hereof, as amended and in effect from time to time.

        (f) "Code" means the Internal Revenue Code of 1986 and the rules and regulations thereunder, each as amended from time to time.

        (g)  "Commission" means the Securities and Exchange Commission.

        (h) "Custodian" means the party, other than the Trust, to the agreement described in Section 4.3 hereof.

        (i) "Declaration" means this Declaration of Trust, as amended and in effect from time to time. Reference in this Declaration of Trust to "Declaration," "hereof," "herein," "hereby" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

        (j) "Fundamental Policies" means the investment policies and restrictions of the Trust that are set forth and designated as fundamental policies in the Registration Statement.

        (k) "Holders" means as of any particular time any Institutional Investor that is a holder of record of Interests in the Trust Property of any class at such time.

        (l) "Institutional Investor(s)" means any registered investment company (including a unit investment trust), insurance company separate account, common or commingled trust fund, group trust or similar organization or entity that is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, and shall not include any individual, S corporation, partnership, or grantor trust beneficially owned by any individual, S corporation or partnership.

        (m) "Interested Person" has the meaning ascribed to it in Section 2(a)(19) of the 1940 Act.

        (n) "Interest(s)" shall mean the interest of a Holder in the Trust Property of any class, including all rights, powers and privileges accorded to Holders in this Declaration, which interest may be expressed as a percentage, determined by calculating, as the Trustees shall from time to time determine, the ratio of each Holder's Book Capital Account balance in the Trust Property of any class to the total of all Holders' Book Capital Account balances in the Trust Property of any class. Reference herein to a specific percentage in, or fraction of, Interests of the Holders means Holders whose combined Book Capital Accounts represent such specified percentage or fraction of the Book Capital Accounts of all Holders of the Trust Property of any class or of the Trust as a whole (as the context may require) .

        (o) "Investment Adviser" means the party, other than the Trust, to any investment management contract described in Section 4.1 hereof.

        (p) "1940 Act" means the provisions of the Investment Company Act of 1940 and the rules and regulations thereunder as amended from time to time and any order or orders thereunder which may from time to time be applicable to the Trust.

        (q) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

        (r) "Registration Statement" means any Registration Statement filed by the Trust under the 1940 Act, as it may be amended or supplemented from time to time.

        (s) "Trust" means the master trust established hereby by whatever name it may then be known.

        (t) "Trust Property" means any and all assets, real or personal, tangible or intangible, which is owned or held by the Trust.

        (u) "Trustees" means the individuals who have signed this Declaration, so long as such Persons shall continue in office in accordance with the provisions hereof, and all other Persons who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such individual or Persons in their capacity as trustees hereunder.

        (v) The use herein of the masculine or feminine gender or the neutral shall be construed to refer to the other gender or the neutral as well, and the use herein of the singular shall be construed to include the plural and the plural to include the singular, as the context may require.

                                  ARTICLE II

                                   TRUSTEES
                                   --------

        Section 2.1. Number of Trustees and Qualification. The number of Trustees shall initially be eight (8) and shall thereafter be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees then in office, provided, however, that the number of Trustees shall, subsequent to any sale of Interests other than sales made solely for the purposes of meeting any applicable seed money requirement under the 1940 Act, in no event be less than three (3) or more than fifteen (15). Any vacancy created by an increase in Trustees may be filled by the appointment of any Person having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the Person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. No reduction in the number of Trustees shall have the effect of removing any Trustee from office. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section and Section 2.4 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

        Section 2.2.   Term and Election.  Each Trustee named herein, or elected
                       -----------------
or appointed prior to the first meeting of the Holders, shall (except in the event of resignations or removals or vacancies pursuant to Section 2.3 or 2.4 hereof) hold office until his successor has been elected at such meeting and has qualified to serve as Trustee, as required under the 1940 Act. Beginning with the Trustees elected at the first meeting of Holders, each Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter provided or until December 31 of the year in which he shall have reached 72 years of age unless such Trustee resigns or is removed as provided in
Section 2.3 below.

        Section 2.3.   Resignation, Retirement and Removal.  Any Trustee may
                       -----------------------------------
resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees, and such resignation shall be effective upon such delivery or at any later date according to the terms of the instrument. Any of the Trustees may be removed by the action of two-thirds of the remaining Trustees; provided, that if the removal of one or more Trustees would have the effect of reducing the number of remaining Trustees below the minimum number prescribed by Section 2.1 hereof, then subject to Section 16(a) of the 1940 Act, at the time of the removal of such Trustee or Trustees, the remaining Trustees shall elect or appoint a number of additional Trustees at least sufficient to increase the number of Trustees holding office to the minimum number prescribed by Section 2.1 hereof. Upon the resignation, retirement or removal of a Trustee, or his otherwise ceasing to be a Trustee due to death or legal disability, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in his name. Upon the death or legal disability of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. However, the execution and delivery of such documents by a former Trustee or his legal representative shall not be requisite to the vesting of title to the Trust Property in the remaining Trustees as provided in Section 3.3 hereof.

        Section 2.4.   Vacancies.  The term of office of a Trustee shall
                       ---------
terminate and a vacancy shall occur in the event of such Trustee's death, resignation, retirement, removal, bankruptcy, adjudicated incompetence or other legal disability to perform the duties of the office of Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing obligations created pursuant to the terms of this Declaration. In the case of a vacancy, the Holders of at least a majority of the Interests cast, acting at any meeting of the Holders held in accordance with Section 9.1 hereof, or, to the extent permitted by the 1940 Act, a majority vote of the Trustees continuing in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees or the Holders shall hold office as provided in this Declaration.

        Section 2.5.   Meetings.  Regular meetings of the Trustees may be held
                       --------
on such notice at such place or places and times as may be fixed by the By-Laws or by resolution of the Trustees. Special Meetings of the Trustees shall be held upon the call of the Chairman, if any, the president, the secretary, or any Trustee, by oral or electronic or written notice duly served on or sent, mailed or sent by telecopy or e-mail to each Trustee not less than one day before the meeting. No notice need be given to any Trustee who attends in person or to any Trustee who, in writing signed and filed with the records of the meeting either before or after the holding thereof, waives notice. Notice or waiver of notice need not state the purpose or purposes of the meeting. The Trustees may act with or without a meeting, subject to the requirements of the 1940 Act. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

        Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

        With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust within the meaning of
Section 1.2 hereof or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 2.5 and shall be entitled to vote to the extent permitted by the 1940 Act.

        All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications system shall constitute presence in person at such meeting.

        Section 2.6.   Officers; Chairman.  The Trustees shall, from time to
                       ------------------
time, elect a President, a Secretary and a Treasurer. The Trustees may elect or appoint, from time to time, a Chairman who shall preside at all meetings of the Trustees and carry out such other duties as the Trustees shall designate. The Trustees may elect or appoint or authorize the President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The President, the Secretary and the Treasurer may, but need not, be Trustees, and shall be agents of the Trust within the meaning of Section 3806(b)(7) of the Act.

        Section 2.7.   By-Laws.  The Trustees may adopt By-Laws not inconsistent
                       -------
with this Declaration for the conduct of activities of the Trust and may amend or repeal such By-Laws to the extent such power is not reserved to the Holders by express provision of such By-Laws.

This Declaration and the By-Laws shall together constitute the "governing instrument" of the Trust within the meaning of Section 3801(f) of the Act.

                                  ARTICLE III
                              POWERS OF TRUSTEES
                              ------------------

        Section 3.1.   General.  The Trustees shall have exclusive and absolute
                       -------
control over the Trust Property and over the activities of the Trust to the fullest extent permitted by Section 3806(a) of the Act and other applicable law, but with such powers of delegation as may be permitted by this Declaration. The Trustees shall have power to conduct the activities of the Trust and to carry on their operations and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, and in the District of Columbia, in any foreign country, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with Trust Property.

          The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers. Such powers of the Trustees may be exercised without order of or resort to any court.

        Section 3.2.   Activities and Investments. The Trustees shall have the
                       --------------------------
power with respect to the Trust:

                (a) to conduct, operate and carry on the activities of an investment company, and, in connection therewith:

                       (i) to subscribe for, purchase or otherwise acquire and invest and reinvest in, to hold for investment or otherwise, to sell, transfer, assign, negotiate, exchange, lend or otherwise dispose of, and to turn to account or realize upon and generally deal in and with, domestic or foreign securities (which term, "securities," shall include without limitation any and all bills, notes, bonds, debentures or other obligations or evidences of indebtedness, certificates of deposit, bankers acceptances, commercial paper, repurchase agreements or other money market instruments; stocks, shares or other equity ownership interests (including non-publicly traded or illiquid securities and those securities the disposition of which is restricted under the Federal securities laws); convertible securities; mortgage-backed or other asset-backed securities; and warrants, options or other instruments representing rights to subscribe for, purchase, receive or otherwise acquire or to sell, transfer, assign or otherwise dispose of, and scrip, certificates, receipts or other instruments evidencing any ownership rights or interests in, any of the foregoing; and "forward commitment", "when issued" and "delayed delivery" contracts for securities, issued, guaranteed or sponsored by any governments, political subdivisions or governmental authorities, agencies or instrumentalities, by any individuals, firms, companies, corporations, syndicates, associations or trusts, or by any other organizations or entities whatsoever, irrespective of their forms or the names by which they may be described, whether or not they be organized and operated for profit, and whether they be domestic or foreign with respect to the State of Delaware or the United States of America); and

                (ii) to acquire and become the owner of or interested in any securities by delivering or issuing in exchange or payment therefor, in any lawful manner, any of the Trust Property; and

                (iii) to exercise while the owner of any securities or interests therein any and all of the rights, powers and privileges of ownership of such securities or interests, including without limitation any and all voting rights and rights of assent, consent or dissent pertaining thereto, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof; and

                (iv) to purchase, sell and hold currencies and enter into contracts for the future purchase or sale of currencies, including but not limited to forward foreign currency exchange contracts; and

                (v) to enter into futures and forward contracts, and to purchase and write put and call options on futures contracts, securities, currencies and securities indexes; and

                (vi) to make loans to the extent provided in the Registration Statement from time to time; and

                (vii) to engage in such other activities as may be disclosed in the Registration Statement from time to time; and

     (b) to conduct, operate and carry on any other lawful activities which the Trustees, in their sole and absolute discretion, consider to be (i) incidental to the activities of the Trust as an investment company, (ii) conducive to or expedient for the benefit or protection of the Trust or the Holders, or (iii) calculated in any other manner to promote the interests of the Trust or the Holders.

The Trustees shall not be limited to investing in securities maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments that may be made by fiduciaries. Notwithstanding anything to the contrary herein contained but consistent with the applicable investment objectives, the Trust shall be managed in compliance with the requirements of the Code applicable to regulated investment companies.

        Section 3.3.   Legal Title.  Legal title to all the Trust Property shall
                       -----------
be vested in the Trust as a separate legal entity, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided, that the interest of the Trust therein is appropriately protected. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office of a Trustee as provided in Section 2.2 or 2.4 hereof, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and all right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered as provided in Section 2.3 hereof.

        Section 3.4.   Sale of Interests; Reclassification.  Subject to more
                       -----------------------------------
detailed provisions set forth in Article V and the Trustees' duty of impartiality to the Holders, the Trustees shall have the power to permit any Institutional Investor to purchase Interests and to add to or reduce, in whole or in part, their Interests in any class, provided that from and after the commencement of the private placement of Interests, Interests shall be sold only to Institutional Investors, and the original Holders shall withdraw their entire Interests from the class. The Trustees shall also have the power to acquire, hold, resell, dispose of, transfer, classify, reclassify and otherwise deal in Interests of the Trust or class. The Trustees may hold as treasury Interests (without such Interests being deemed to be canceled), re-issue for such consideration and on such terms as they determine, or cancel, in their discretion from time to time, any Interests in any class thereof reacquired by the Trust.

        Section 3.5.  Borrowing Money; Pledging Trust Assets; Lending Property.
                      --------------------------------------------------------
Subject to any applicable Fundamental Policies of the Trust or any applicable provision of the By-Laws, the Trustees shall have power, on behalf of the Trust, to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security any of the Trust Property, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust Property.

        Section 3.6.   Delegation; Committees.  The Trustees shall have power,
                       ----------------------
consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such committee or committees as they may from time to time appoint from among their own number or to such officers, employees or agents of the Trust as they may from time to time designate the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

        Section 3.7.   Collection and Payment.  The Trustees shall have power to
                       ----------------------
collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

        Section 3.8.   Expenses.  The Trustees shall have the power to incur and
                       --------
pay, out of the income or the principal of the Trust Property, any expenses which, in the opinion of the Trustees, are necessary or incidental to carrying out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall not be obligated to account to the Holders for the retention of compensation, and each Holder agrees that compliance with the accounting requirements of the 1940 Act and of this Declaration shall constitute satisfactory accounting with respect to all acts of the Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees of the Trust and may pay such compensation out of the Trust Property without reduction of the Trustees' compensation.

        Section 3.9.   Common Items.  All expenses and other items of the Trust
                       ------------
shall be borne by or allocated to each Holder proportionately based upon the relative net asset values of each Holder. Such common items shall include, but not be limited to, Trustees' fees; 1940 Act registration expenses; organizational expenses of the Trust; and accounting expenses relating to the Trust.

        Section 3.10.   Litigation.  The Trustees shall have the power to engage
                        ----------
in and to prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust or the Trust Property, and, out of the Trust Property, to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, consenting to dismiss any action, suit, proceeding, dispute, claim or demand, brought by any Person, including, to the extent permitted by applicable law, a Holder in such Holder's own name or in the name of the Trust, whether or not the Trust, or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

        Section 3.11.   Tax Matters.  The Trustees shall have the exclusive
                        -----------
power, authority and responsibility with respect to the Trust regarding (i) preparation and filing of tax returns; (ii) providing reports to the Holders regarding tax information necessary to the filing of their respective tax returns; (iii) making any and all available elections with respect to the tax treatment of the Trust and its investments; (iv) representing the Trust before the Internal Revenue Service and/or any state taxing authority and exercising the powers and authorities of a tax matters partner under the Code with respect to the Trust's tax returns; (v) exercising such responsibility as may be imposed by law with respect to withholding from a Holder's share of income or distributions; (vi) providing to the accountants of the Trust such instructions regarding allocations of realized income, gains and losses as may be necessary or appropriate to assure compliance by the Trust with applicable provisions of the Code and Treasury Regulations; and (vii) any and all other tax matters.

        Section 3.12. Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the activities of the Trust and eliminate such employees or contractual relationships as they consider appropriate; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, subject to and in accordance with Sections 2.3 and 2.4 hereof; elect and remove at will such officers and appoint and terminate such agents or employees as they consider appropriate; and appoint from their own number and terminate at will any one or more committees that may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property, insurance policies insuring the Trust Property, and, to the extent permitted by law and not inconsistent with any applicable provision of this Declaration or the By-Laws, insuring the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) indemnify any person with whom the Trust has dealings, including the Holders, Trustees, officers, employees, agents, Investment Adviser, Administrator, placement agent and independent contractors of the Trust, to such extent permitted by law and not inconsistent with the applicable provisions of this Declaration; (f) subject to applicable Fundamental Policies, guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method by which its accounts shall be kept; and
(g) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

        Section 3.13.   Manner of Acting.  Except as otherwise provided herein,
                        ----------------
in the By-Laws, in the 1940 Act or in any other applicable provision of law, any action to be taken by the Trustees may be taken in the manner set forth in
Section 2.5 hereof.

                                  ARTICLE IV
                      MANAGEMENT, ADMINISTRATIVE SERVICES
                      -----------------------------------
                  AND PLACEMENT AGENT ARRANGEMENTS; CUSTODIAN
                  -------------------------------------------

        Section 4.1.   Management and Other Arrangements. The Trustees may in
                       ---------------------------------
their discretion, from time to time, enter into management and administrative services contracts or placement agent agreements whereby the other party to such contract or agreement shall undertake to furnish such management, administrative, placement agent and/or other services as the Trustees shall, from time to time, consider desirable with respect to the Trust and upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any other provisions of this Declaration, the Trustees may authorize any Investment Adviser (subject to such general or specific instructions as the Trustees may, from time to time, adopt) to effect purchases, sales, loans or exchanges of Trust Property or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such Investment Adviser (and all without further action by the Trustees). Any such purchase, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

        Section 4.2.   Parties to Contract.  Any contract of the character
                       -------------------
described in Section 4.1 of this Article IV or in the By-Laws of the Trust may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract; and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same Person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to
Section 4.1 above or the By-Laws of the Trust, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.2.

        Section 4.3.   Custodian.  The Trustees may appoint one or more banks or
                       ---------
trust companies as custodian of the securities and cash belonging to the Trust. The agreement providing for such appointment shall contain such terms and conditions as the Trustees in their discretion determine to be not inconsistent with this Declaration, the applicable provisions of the 1940 Act and any applicable provisions of the By-Laws of the Trust. One or more subcustodians may be appointed in a manner not inconsistent with this Declaration, the applicable provisions of the 1940 Act and any applicable provisions of the By-Laws of the Trust.

                                   ARTICLE V
                            INTERESTS IN THE TRUST
                            ----------------------

        Section 5.1.   Interests.  Subject to the limitations contained in
                       ---------
Section 5.8 relating to the number of permitted Holders, the beneficial interests in the Trust Property shall consist of an unlimited number of non-transferable Interests that shall be denominated in dollars corresponding to the value of such Interests determined by reference to the corresponding Book Capital Accounts. All Interests shall be validly issued, fully paid and nonassessable when issued for such consideration as the Trustees shall determine. The Trustees may permit the purchase of Interests (for cash or other consideration acceptable to the Trustees, subject to the requirements of the 1940 Act) but only if the purchaser is an Institutional Investor. Subject to applicable law, the provisions hereof and such restrictions as may be adopted by the Trustees, any Holder may increase its Interest by contributions or decrease its Interest by withdrawals without limitation.

        Section 5.2.   Classes of Interests.   The Trustees may, without
                       --------------------
approval of the Holders of any Interests, establish and designate classes of Interests or divide Interests into two or more classes, Interests of each class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine in their sole discretion.

        The establishment and designation of any class of Interests shall be effective upon the execution by the Secretary or an Assistant Secretary of the Trust, pursuant to authorization by a majority of the Trustees, of an instrument setting forth such establishment and designation and the relative rights and preferences of such class. The Trustees may amend the By-laws providing for class votes and meetings and related matters. Notwithstanding anything set forth in Section 5.1, classes of Interests shall not be required to vote or receive distributions on a pro rata basis unless required by applicable law or the terms of the instrument establishing such class.

        The Interests shall have the following relative rights and preferences: on each matter submitted to a vote of the Holders, each Holder of an Interest shall be entitled to a vote proportionate to its Interest as recorded on the books of the Trust and all Holders of Interests shall vote as a separate class except as to voting for Trustees and as otherwise required by the 1940 Act, in which case all Holders shall vote together as a single class. As to any matter that does not affect the interest of a particular class, only the Holders of Interests of the one more affected class shall be entitled to vote.

        Section 5.3.   Rights of Holders.  The ownership of the Trust Property
                       -----------------
of every description and the right to conduct any activities hereinbefore described shall be vested exclusively in the Trust, and the Holders shall have no interest therein other than the beneficial interest conferred by their Interests, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust. The Interests shall be personal property giving only the rights specifically set forth in this Declaration. The Holders shall have no right to demand payment for their Interests or any other rights of dissenting shareholders in the event the Trust participates in any transaction that would give rise to appraisal or dissenter's rights by a shareholder of a corporation organized under the General Corporation Law of the State of Delaware or otherwise. Holders shall have no preemptive or other rights to subscribe for additional Interests or other securities issued by the Trust. No action may be brought by a Holder on behalf of the Trust unless Holders owning not less than 25% of the then-outstanding Interests join in the bringing of such action. All Persons, by virtue of acquiring an Interest in the Trust and being registered as a Holder in accordance with Section 5.5 hereof, shall be deemed to have assented to, and shall be bound by, this Declaration to the same extent as if such Person was a party hereto.

        Section 5.4.   Purchase of or Increase in Interests.  The Trustees, in
                       ------------------------------------
their discretion, may, from time to time, without a vote of the Holders, permit the purchase of additional Interests by such Institutional Investor or Institutional Investors (including existing Holders), subject to the provisions of Section 5.1 hereof, and for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.

        Section 5.5.   Register of Interests.  A register shall be kept by the
                       ---------------------
Trust that shall contain the names and addresses of the Holders and the Book Capital Account balances of each Holder. Each such register shall be conclusive as to who the Holders are and who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Holders. No Holder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trust as shall keep the said register for entry thereon.

        Section 5.6.   Non-Transferability.  To the fullest extent permitted by
                       -------------------
law, Interests shall not be transferable and no transferee shall be recognized as a Holder except with the prior written consent of all of the Trustees and all remaining Holders of Interests.

        Section 5.7.   Notices.  Any and all notices to which any Holder
                       -------
hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Holder of record at its last known address as recorded on the register of the Trust or transmitted to the Holders by any other method permitted by law.

        Section 5.8.   Limitation on Number of Holders.  Notwithstanding any
                       -------------------------------
provision hereof to the contrary, the number of Holders of Interests shall be limited to fewer than 100. Solely for purposes of determining the number of Holders of Interests under this Section 5.8, each beneficial owner of a grantor trust that is itself a Holder shall be treated as a Holder of such Interest.

        Section 5.9.   No Liability of Holders.  All Interests, when issued in
                       -----------------------
accordance with this Declaration, shall be fully paid and nonassessable. Holders shall be entitled to the full protection against personal liability for the obligations of the Trust under Section 3803(a) of the Act. The Trust shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject solely by reason of his or her being or having been a Holder and not because of such Holder's acts or omissions or for some other reason, and shall reimburse such Holder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability (upon proper and timely request by the Holder).

                                  ARTICLE VI

                           DECREASES AND WITHDRAWALS
                           -------------------------

        Section 6.1.   Decreases and Withdrawals.  A Holder shall have the right
                       -------------------------
on any day the New York Stock Exchange is open to decrease its Interest in the Trust and to withdraw completely from, at the next determined net asset value attributable to the Interest (or portion thereof) being withdrawn, and an appropriate adjustment therefor shall be made to such Holder's Book Capital Account. The rights of a Holder upon withdrawal from the Trust shall be limited to the assets belonging to the Trust which the withdrawal is made. The Trust may, subject to compliance with the 1940 Act, charge fees for effecting such decrease or withdrawal, at such rates as the Trustees may establish, and may at any time and from time to time, suspend such right of decrease or withdrawal. The procedures for effecting decreases or withdrawals shall be as determined by the Trustees from time to time, subject to the requirements of the 1940 Act.

                                  ARTICLE VII
                DETERMINATION OF BOOK CAPITAL ACCOUNT BALANCES,
                -----------------------------------------------
                         NET INCOME AND DISTRIBUTIONS
                         ----------------------------

        Section 7.1.   Book Capital Account Balances.  The Book Capital Account
                       -----------------------------
balances of Holders of the Trust shall be determined on such days and at such time or times as the Trustees may determine, consistent with the requirements of the 1940 Act, with income, gains and losses of each class thereof determined in accordance with generally accepted accounting principles to be allocated among the Holders of such class thereof in accordance with their Interests. The power and duty to make calculations of the Book Capital Account balances of the Holders may be delegated by the Trustees to the Investment Adviser, Administrator, Custodian, or such other person as the Trustees may determine.

        Section 7.2.   Allocations and Distributions to Holders.  Incompliance
                       ----------------------------------------
with the Treasury Regulations promulgated under applicable provisions of the Code, the Trustees shall (i) allocate items of taxable income, gain, loss and deduction with respect to each Holder, provided that, except as may otherwise be specifically provided in the Treasury Regulations, in all cases allocations of specific types of income shall be proportionate to the Interests of the Holders in a particular class thereof, and (ii) upon liquidation of the Interests of a Holder, make final distribution of the net assets of such a particular Holder in accordance with such Holder's respective Book Capital Accounts. The Trustees shall provide each Holder that is a regulated investment company, as defined in
Section 851(a) of the Code, information that will enable it to take into account its share of items of taxable income, gain, loss and deduction as they are taken into account by the Trust in order to facilitate compliance with Code Section 4982. Any income tax withholding or other withholding of taxes required by law with respect to the allocable share of income of, or distributions to, a Holder shall be accounted for as a distribution to and charged to the Book Capital Account of such Holder at the time of payment of such taxes to the applicable taxing authority.

        Section 7.3.   Power to Modify Foregoing Procedures.  Notwithstanding
                       ------------------------------------
any of the foregoing provisions of this Article VII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the net income and net assets of the Trust and of each class as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, any rule or regulation thereunder, or any order of exemption issued by said Commission, all as in effect now or hereafter amended or modified.

                                 ARTICLE VIII

                        LIABILITY FOR TRUST OBLIGATIONS
                        -------------------------------

        Section 8.1.   No Personal Liability of Trustees, etc.
                       --------------------------------------
                (a) Trustees. The Trustees shall be entitled to the protection against personal liability for the obligations of the Trust under
        Section 3803(b) of the Act. No Trustee shall be liable to the Trust, its Holders, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

                (b) Officers, Employees or Agents of the Trust. The officers, employees and agents of the Trust shall be entitled to the protection against personal liability for the obligations of the Trust under
        Section 3803(c) of the Act. No officer, employee or agent of the Trust shall be liable to the Trust, its Holders, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

                (c) The provisions of this Declaration, to the extent that they expand or restrict the duties and liabilities of the Trustees, officers, employees or agents of the Trust otherwise existing at law or in equity, are agreed by the Holders to modify to that extent such other duties and liabilities.

        Section 8.2.   Indemnification.  The Trust shall indemnify each of its
                       ---------------
Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

        (a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

        (b) the Trust shall be insured against losses arising by reason of any lawful advances; or

        (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

             (i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

            (ii)  an independent legal counsel in a written opinion.

        Section 8.3.   No Protection Against Certain 1940 Act Liabilities.
                       --------------------------------------------------
Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust.

        Section 8.4.   No Bond Required of Trustees.  No Trustee shall be
                       ----------------------------
obligated to give any bond or other security for the performance of any of his duties hereunder.

        Section 8.5.  No Duty of Investigation; Notice in Trust
                      -----------------------------------------
                      Instruments, etc. No purchaser, lender, seller or other
                      -----------------
Person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, lent or delivered to or on the order of the Trustees or of said officer, employee or agent. Every contract, undertaking, instrument, certificate, interest or obligation or other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust, shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Trust made or sold by the Trustees or by any officer, employee or agent of the Trust, in his capacity as such, may contain an appropriate recital to the effect that the Holders, Trustees, officers, employees and agents of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration, and may contain any further recital that they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Holders, Trustees, officers, employees or agents of the Trust.

        Section 8.6.   Insurance.  The Trustees may maintain insurance for the
                       ---------
protection of the Trust Property, its Holders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

        Section 8.7.   Reliance on Experts, etc.  Each Trustee, officer or
                       ------------------------
employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, the Administrator, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee; provided that nothing in this Section shall be deemed to exonerate the Trustees from their duties of reasonable care, diligence and prudence or any other duties imposed by the 1940 Act.

        Section 8.8.   Accounting   The Trustees shall not be required to file
                       ----------
any inventory or accounting with any court or officer of any court, unless specifically ordered to do so on the application of the Trustees or on the application of the Holders of Interests of the Trust, or on the court's own motion.

                                  ARTICLE IX

                                    HOLDERS
                                    -------

        Section 9.1.   Meetings of Holders.  Meetings of the Holders may be
                       -------------------
called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Holders holding, in the aggregate, not less than 10% of the Interests of the Trust, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate. Holders of at least one-third of the Interests of the Trust, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act or other applicable law or by this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding more than 50% of the total Interests of the Holders present, either in person or by proxy, at such meeting constitutes the action of the Holders, unless the 1940 Act, other applicable law, this Declaration or the By-Laws of the Trust require a greater number of affirmative votes.

        Section 9.2.   Notice of Meetings.  Notice of all meetings of the
                       ------------------
Holders stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Holder of the Trust, as the case may be, at his registered address or transmitted to the Holders by any other method permitted by law, sent at least 10 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

        Section 9.3.   Record Date for Meetings.  For the purpose of
                       ------------------------
determining Holders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of the Holders or payment of distributions or other action, as the case may be, as a record date for the determination of the Persons to be treated as Holders of record of the Trust for such purposes.

        Section 9.4.   Proxies, etc.  At any meeting of Holders, any Holder
                       ------------
entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken.

Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Holders of record shall be entitled to vote. Each Holder shall be entitled to vote proportionate to his Interest in the Trust. When Interests are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Interest, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Interest. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the Holder is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of his Interest, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

        Section 9.5.   Reports.  The Trustees shall cause to be prepared, at
                       -------
least annually, a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Trustees shall, in addition, furnish to the Holders at least semi-annually interim reports containing an unaudited balance sheet as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

        Section 9.6.   Inspection of Records.  The records of the Trust shall
                       ---------------------
be open to inspection by Holders during normal business hours for any purpose not harmful to the Trust.

        Section 9.7.   Holder Action by Written Consent.  Any action that may
                       --------------------------------
be taken by Holders may be taken without a meeting if Holders holding more than 50% of the total Interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of this Declaration) shall consent to the action in writing or by any other method permitted by law and evidence of the consents are filed with the records of the meetings of Holders. Such consent shall be treated for all purposes as a vote taken at a meeting of Holders.

                                   ARTICLE X

                            DURATION; TERMINATION OF
                            ------------------------

                        TRUST; AMENDMENT; MERGERS; ETC.
                        ------------------------------

        Section 10.1.   Duration.  Subject to possible termination or
                        --------
dissolution in accordance with Sections 10.2 and 10.3, respectively, the Trust created hereby shall have perpetual existence.

        Section 10.2.   Dissolution of Trust.  The Trust shall be dissolved by a
                        --------------------
resolution adopted by a majority of the Trustees followed by notice of dissolution to the Holders of the Interests in the Trust.

        Section 10.3.   Termination of Trust.
                        ---------------------
        (a) Upon an event of dissolution of the Trust, the Trust shall be terminated in accordance with the following provisions:

             (i) The Trust shall thereafter carry on no business except for the purpose of winding up its affairs.

            (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all of the Trust Property other than for cash, shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the vote at a meeting, or by written consent, of Holders holding more than 50% of the total outstanding Interests of the Trust entitled to vote.

           (iii) After paying or adequately providing for the payment of all liabilities and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Holders according to their Book Capital Accounts.

        (b) After termination of the Trust and distribution to the Holders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Upon termination of the Trust, the Trustees shall file a certificate of cancellation in accordance with Section 3810 of the Act and such Trustees shall, subject to Section 3808 of the Act thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Holders shall thereupon cease.

     Section 10.4.   Amendment Procedure.
                     -------------------
        (a) Two-thirds (2/3) of the Trustees then in office may amend this Declaration at any time for any purpose without the approval of the Holders of Interests; provided, that the vote or a written or other legally permissible form of consent of Holders holding more than 50% of the total outstanding Interests or of Holders of 67% or more of the Interests voting or consenting, if Holders of at least 50% of such Interests vote or consent, shall be necessary to approve any amendment whenever such vote or consent is required under the 1940 Act.

          (b) Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of Holders, Trustees, officers, employees and agents of the Trust.

          (c) A certificate signed by a Trustee or by the Secretary or any Assistant Secretary of the Trust, setting forth an amendment and reciting that it was duly adopted by the Holders or by the Trustees as aforesaid or a copy of the Declaration, as amended, certified by a Trustee or the Secretary or any Assistant Secretary of the Trust, certifying that such Declaration is a true and correct copy of the Declaration as amended, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

     Notwithstanding any other provision hereof, until such time as Interests are first sold to an Institutional Investor, this Declaration may be terminated or amended in any respect by vote or written consent of the Trustees.

     Section 10.5.   Merger, Consolidation, Conversion and Sale of Assets.
                     ----------------------------------------------------
         (a) The Trust may convert or merge into or consolidate with any corporation, association, other trust or other organization or the Trust thereof may sell, lease or exchange all or substantially all of the Trust Property including its good will, upon such terms and conditions and for such consideration when and as authorized by vote or written or other legally permissible form of consent of two-thirds (2/3) of the Trustees then in office. In accordance with Section 3815(f) of the Act, an agreement of merger or consolidation may effect any amendment to this Declaration or the By-Laws or effect the adoption of a new declaration or by-laws of the Trust if the Trust is the surviving or resulting entity.

         (b) The Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property, or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for the equity interests thereof or otherwise, and to lend money to, subscribe for the equity interests of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire equity interests. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of the Holders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organizations or entities.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

        Section 11.1.   Certificate of Trust; Registered Agent.  The initial
                        --------------------------------------
Trustee shall file a certificate of trust in accordance with Section 3810 of the Act. The registered agent is the Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

        Section 11.2.   Governing Law.  This Declaration is executed by all of
                        -------------
 the Trustees and delivered with reference to Act and the laws of the State of Delaware, and the rights of all parties and the validity and construction of every provision hereof shall be governed by, subject to and construed according to the Act and the laws of the State of Delaware (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws); provided, however, that there shall not be applicable to the Trust, the Trustees, the Holders or this Declaration (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Act) pertaining to trusts that are inconsistent with the rights, duties, powers, limitations or liabilities of the Trustees or the Holders set forth or referenced in this Declaration.

        Section 11.3.   Counterparts.  The Declaration may be simultaneously
                        ------------
executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

        Section 11.4.   Reliance by Third Parties.  Any certificate executed
                        -------------------------
by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, or Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the Trust, certifying to: (a) the number or identity of Trustees or Holders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Holders,
(d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of this Declaration,
(e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts that in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

        Section 11.5.   Provisions in Conflict with Law or Regulations.
                        ----------------------------------------------
            (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code, the Act or, consistent with Section 11.2, any other applicable Delaware law regarding administration of trusts, or with other applicable laws and regulations, the conflicting provisions shall be deemed superseded by such law or regulation to the extent necessary to eliminate such conflict; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

            (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall pertain only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

        Section 11.6.   Trust Only.  It is the intention of the Trustees to
                        ----------
create only a business trust under the Act with the relationship of trustee and beneficiary between the Trustees and each Holder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a Delaware business trust except to the extent such trust is deemed to constitute a partnership under the Code and applicable state tax laws. Nothing in this Declaration shall be construed to make the Holders, either by themselves or with the Trustees, partners or members of a joint stock association.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 2nd day of May, 2000.


                                    By:    /s/ Terry K. Glenn
                                           ---------------------------------
                                    Name:  Terry K. Glenn
                                    Title: Trustee


                                    By:    /s/ M. Colyer Crum
                                           -------------------------------
                                    Name:  M. Colyer Crum
                                    Title: Trustee


                                    By:    /s/ Laurie Simon Hodrick
                                           -------------------------------
                                    Name:  Laurie Simon Hodrick
                                    Title: Trustee


                                    By:    /s/ Jack B. Sunderland
                                         --------------------------------
                                    Name:  Jack B. Sunderland
                                    Title: Trustee


                                    By:    /s/ Stephen B. Swensrud
                                           -----------------------------
                                    Name:  Stephen B. Swensrud
                                    Title: Trustee


                                    By:    /s/ J. Thomas Touchton
                                           -------------------------------
                                    Name:  J. Thomas Touchton
                                    Title: Trustee



                                    By:    /s/ Fred G. Weiss
                                           ---------------------------------
                                    Name:  Fred G. Weiss
                                    Title: Trustee


                                    By:    /s/ Arthur Zeikel
                                           -----------------------------
                                    Name:  Arthur Zeikel
                                    Title: Trustee